Exhibit 99.1

For Immediate Release

Bank of Florida Corp. Announces Date for First Quarter 2008 Earnings Release

and Conference Call

Bank of Florida Corp. (Nasdaq: BOFL) a $1.3 billion-asset multi-bank holding company based in Naples, Florida, announced today that it will release its first quarter 2008 financial results on Monday, April 21, 2008, after the stock markets close.

In addition, the company's President and Chief Executive Officer, Michael L. McMullan, and Executive Vice President and Chief Financial Officer, Tracy L. Keegan, will hold a conference call to discuss first quarter financial results and business highlights. A brief management presentation will be followed by a question and answer period.

Date:	April 22, 2008
Time:	9:00 AM ET

Webcast: http://investor.shareholder.com/media/index.cfm?c=BOFL&e=1&mediakey=2677C9841362604E27455BF8B8EA496B

Dial In: Toll free: 877-874-1568

Schedule this webcast into MS-Outlook calendar (click open when prompted):

http://apps.shareholder.com/PNWOutlook/t.aspx?m=30527&k=136118D4

Bank of Florida Corporation. (Nasdaq: BOFL, Newspaper listing: "BcshFla") is an $1.3 million-asset multi-bank holding Company headquartered in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough County; and Bank of Florida Trust Company. Investor information may be found on the Company's web site, http://www.bankofflorida.com, by clicking on the "Investor Relations" tab. To receive an email alert of all Company press releases, SEC filings, and events, select the "Email Notification" section.

CONTACT:	Bank of Florida Corporation
Tracy L. Keegan (Executive Vice President & Chief Financial Officer)
239-254-2147
tkeegan@bankofflorida.com